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Filed Pursuant to Rule 424(b)(5)
Registration Number 333-235328

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to completion, dated December 2, 2019

Preliminary Prospectus Supplement
(To Prospectus dated December 2, 2019)

40,000,000 Shares

Common Stock

We are offering 40,000,000 shares of our common stock in this offering.

Our common stock is traded on the Nasdaq Capital Market under the symbol "PLUG." On November 29, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.90 per share.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-15 of this prospectus supplement, and "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company
Per Share	$	$	$
Total	$	$	$

(1)
See "Underwriting" for additional disclosure regarding underwriting discounts, commissions and estimated expenses.

We have granted the underwriters an option for a period of 30 days to purchase up to 6,000,000 additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions.

Neither the U.S. Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Delivery of the common stock at the closing of the offering is expected to be made on or about December      , 2019.

Morgan Stanley	Barclays

The date of this prospectus supplement is December      , 2019.

Prospectus Supplement

Accompanying Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled "Incorporation by Reference," "Incorporation of Certain Information by Reference" and "Where You Can Find Additional Information" as well as any free writing prospectus provided in connection with this offering.

        You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.

        The industry and market data contained or incorporated by reference in this prospectus supplement are based either on our management's own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management's estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

        This prospectus supplement and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "continue," "estimate," "expect," "intend," "may," "should," "will," "would," "plan," "projected" or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible debt securities, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible debt securities and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risks, liabilities, and costs related to environmental, health and safety matters; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive, GenSure and GenKey systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing, and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties referenced under "Risk Factors" of this prospectus supplement and in the accompanying prospectus or any free writing prospectus provided in connection with this offering and any documents incorporated by reference herein or therein.

        Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated herein or therein or any free writing prospectus provided in connection with this offering that include forward-looking statements.

        The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2018 and certain other documents we file with the SEC. The risk factors contained in our Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. All references in this prospectus supplement or the accompanying prospectus to "Plug Power," the "Company," "we," "us," or "our" mean Plug Power Inc. and our subsidiaries, unless we state otherwise or the context otherwise requires.

Overview

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen and fuel cell systems used primarily for the electric mobility and stationary power markets. As part of the global drive to electrification, we have recently leveraged product proven in the material handling vehicle space to enter new, adjacent, electric vehicle markets, specifically electric delivery vans.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. We develop complete hydrogen generation, delivery, storage and refueling solutions for customer locations. Currently, we obtain the majority of our hydrogen by purchasing it from fuel suppliers for resale to customers.

        In our core business, we provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in electric material handling vehicles and industrial trucks for some of the world's largest retail-distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (electric forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

Business Strategy

        We are committed to developing effective, economical and reliable fuel cell related products, systems and services for businesses and government agencies. Building on our substantial fuel cell application and product integration experience, we are focused on generating strong relationships with customers who value increased reliability, productivity and energy security.

        Our business strategy leverages our unique fuel cell application and integration knowledge to identify early adopter markets for which we can design and develop innovative systems and customer solutions that provide superior value, ease-of-use and environmental design.

        Our primary marketing strategy is to focus our resources on the material handling market. Through established customer relationships, we have proven ourselves as a trusted partner with a reliable fuel cell solution. We have made significant progress in penetrating the material handling market, supported through the deployment of over 29,000 GenDrive units into commercial applications. We believe we have developed reliable products which allow the end customers to eliminate incumbent power sources from their operations and realize their sustainability objectives through clean energy alternatives. In addition, we have deployed our GenKey hydrogen and fuel cell solution to multiple customer sites.

        Our operating strategy also includes the following objectives: decrease product and service costs, expand system reliability, improve service and post-sales support experience.

        Our longer-term objectives are to deliver economic, social, and environmental benefits in terms of reliable, clean, cost-effective fuel cell solutions and, ultimately, productivity.

        We believe continued investment in research and development is critical to the development and enhancement of innovative products, technologies and services. In addition to evolving our direct hydrogen fueled systems, we continue to capitalize on our investment and expertise in power electronics, controls, and software design.

        We continue to develop and monitor future fuel cell solutions that align with our evolving product roadmap. By leveraging our current GenDrive architecture, Plug Power is evaluating adjacent markets such as ProGen electric vehicles, ground support equipment and fuel cell vehicles.

Business Organization

        We manage our business as a single operating segment, emphasizing shared learning across end-user applications and common supplier/vendor relationships.

Products and Services

        In our core business, we provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in electric material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (electric forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

        Our current products and services include:

  GenDrive:    GenDrive is our hydrogen fueled PEM fuel cell system providing power to material handling electric vehicles, including class 1, 2, 3 and 6 electric forklifts and ground support equipment.

  GenFuel:    GenFuel is our hydrogen fueling delivery, generation, storage and dispensing system.

  GenCare:    GenCare is our ongoing 'internet of things'-based maintenance and on-site service program for GenDrive fuel cells, GenSure products, GenFuel products and ProGen engines.

  GenSure:    GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors.

  GenKey:    GenKey is our turn-key solution combining either GenDrive or GenSure power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.

  ProGen:    ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers and their dealer networks. We manufacture our commercially-viable products in Latham, New York.

        To promote fuel cell adoption and maintain post-sale customer satisfaction, we offer a range of service and support options through extended maintenance contracts. Additionally, customers may waive our service option and choose to service their systems independently. A high percentage of fuel cells sold in recent years were bundled with maintenance contracts. As a result, only approximately 0.2% of fuel cells deployed are still under standard warranty that is not a part of an extended maintenance contract.

Markets/Geography and Order Status

        Our products and services predominantly serve the North American and European material handling markets, and primarily support large to mid-sized fleet, multi-shift operations in high-volume manufacturing and high-throughput distribution centers. Orders for our products and services approximated $163.7 million for the nine months ended September 30, 2019 and $225.0 million for the year ended December 31, 2018. Our backlog for products and services approximated $733.2 million and $540.0 million as of September 30, 2019 and December 31, 2018, respectively. Our backlog at any given time is comprised of fuel cells, hydrogen installations, maintenance services, and hydrogen fuel deliveries. The specific elements of the backlog will vary in terms of timing of delivery and can vary between 90 days to seven years, with fuel cells and hydrogen installations being delivered near term and maintenance services and hydrogen fuel deliveries being delivered over a longer period of time. Historically, shipments made against product orders generally occur between ninety days and twenty-four months from the date of acceptance of the order.

        For the nine months ended September 30, 2019, 62.4% of our total consolidated revenues were associated primarily with three customers. For purposes of assigning a customer to a sale/leaseback transaction completed with a financial institution, we consider the end user of the assets to be the ultimate customer. A loss or decline in business with any of these customers could have an adverse impact on our business, financial condition and results of operations.

        We assemble our products at our manufacturing facilities in Latham, New York, Clifton Park, New York, Rochester, New York, and Spokane, Washington, and provide our services and installations at customer locations and service centers in Illinois and Ohio. Currently, the supply and manufacture of varied critical components used in our products and services are performed by sole-sourced third-party vendors in the United States, Canada and China.

Distribution, Marketing and Strategic Relationships

        We have developed strategic relationships with well-established companies in key areas including distribution, service, marketing, supply, technology development and product development. We sell our products worldwide, with a primary focus on North America, through our direct product sales force, original equipment manufacturers and their dealer networks. Additionally, we operate in Europe under the name HyPulsion to develop and sell hydrogen fuel cell systems for the European material handling market.

Competition

        We are confronted by competition in all areas of our business. The markets we address for motive power are characterized by the presence of well-established battery and combustion generator products. The principal competitive factors in the markets in which we operate include product features, including size and weight, relative price and performance, product quality and reliability, design innovation, marketing and distribution capability, service and support and corporate reputation.

        In the material handling market, we believe our GenDrive products have an advantage over lead-acid batteries for customers who run high-throughput distribution centers and manufacturing locations with multi-shift operations by offering increased productivity with lower operational costs. However, we expect competition in this space to intensify as competitors attempt to imitate our approach with their own offerings.

Intellectual Property

        We believe that neither we nor our competitors can achieve a significant proprietary position on the basic technologies currently used in PEM fuel cell systems. However, we believe the design and integration of our system and system components, as well as some of the low-cost manufacturing processes that we have developed, are intellectual property that can be protected. Our intellectual property portfolio covers among other things: fuel cell components that reduce manufacturing part count; fuel cell system designs that lend themselves to mass manufacturing; improvements to fuel cell system efficiency, reliability and system life; and control strategies, such as added safety protections and operation under extreme conditions. In general, our employees are party to agreements providing that all inventions, whether patented or not, made or conceived while being our employee, which are related to or result from work or research that we perform, will remain our sole and exclusive property.

        We have a total of 118 issued patents currently active with the USPTO and four U.S. patent applications pending. Additionally, we have 19 trademarks registered with the USPTO.

Government Regulation

        Our products, their installations, and the operations at our facilities are subject to oversight and regulation at the federal, state and local level in accordance with statutes and ordinances relating to, among others, environmental matters, building codes, fire codes, public safety, electrical and gas pipeline connections and hydrogen siting. The level of regulation may depend, in part, upon where a system is located.

        In addition, product safety standards have been established by the American National Standards Institute, or ANSI, covering the overall fuel cell system. The class 1, 2 and 3 GenDrive products are designed with the intent of meeting the requirements of UL 2267 "Fuel Cell Power Systems for Installation in Industrial Electric Trucks" and NFPA 505 "Fire Safety Standard for Powered Industrial Trucks." The hydrogen tanks used in these systems have been either certified to ANSI/CSA NGV2-2007 "Compressed natural gas vehicle fuel containers" or ISO/TS 15869 "Gaseous hydrogen and hydrogen blends—Land vehicle fuel tanks." We will continue to design our GenDrive products to meet ANSI and/or other applicable standards. We certified several models of Class 1, 2 and 3 GenDrive products to the requirements of the CE mark with guidance from a European certified body. The hydrogen tanks used in these systems are certified to the Pressure Equipment Directive by a European certified body.

        The GenFuel hydrogen storage and dispensing products are designed with the intent of meeting the requirements of NFPA 2 "Hydrogen Technologies Code."

        Other than these requirements, at this time we do not know what additional requirements, if any, each jurisdiction will impose on our products or their installation. We also do not know the extent to which any new regulations may impact our ability to distribute, install and service our products. As we continue distributing our systems to our target markets, the federal, state, local or foreign government entities may seek to impose regulations or competitors may seek to influence regulations through lobbying efforts.

Raw Materials and Suppliers

        Most components essential to our business are generally available from multiple sources. We believe there are component suppliers and manufacturing vendors whose loss to us could have a material adverse effect upon our business and financial condition. We are mitigating these potential risks by introducing alternate system architectures which we expect will allow us to diversify our supply chain with multiple fuel cell stack and air supply component vendors. We are also working closely with these vendors and other key suppliers on coordinated product introduction plans, strategic inventories, and internal and external manufacturing schedules and levels.

Research and Development

        Because the fuel cell industry is characterized by its early state of adoption, our ability to compete successfully is heavily dependent upon our ability to ensure a continual and timely flow of competitive products, services, and technologies to the marketplace. We continue to develop new products and technologies and to enhance existing products in the areas of cost, size, weight, and in supporting service solutions in order to drive further commercialization. We may also expand the range of our product offerings and intellectual property through licensing and/or acquisition of third-party business and technology.

Corporate Information

        We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the Nasdaq Capital Market under the symbol "PLUG." As of September 30, 2019, we had 756 employees, including 141 temporary employees.

THE OFFERING

Common stock to be offered by us	40,000,000 shares of our common stock.
Option to purchase additional shares from us	We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to 6,000,000 additional shares of our common stock.
Common stock to be outstanding immediately following this offering	shares (or shares if the underwriter's option to purchase additional shares from us is exercised in full).
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $            million (or approximately $            million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including capital expenditures. See "Use of Proceeds."

Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	PLUG.

        The number of shares of our common stock to be outstanding after this offering is based on 253,121,439 shares of common stock outstanding as of September 30, 2019. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2019 and excludes:

  •
  23,597,871 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.44 per share;

  •
  4,333,560 shares of common stock issuable upon the vesting of restricted stock units;

  •
  115,824,142 shares of common stock issuable upon the exercise of warrants;

  •
  2,782,076 shares of common stock issuable upon conversion of the Series C Redeemable Convertible Preferred Stock, or the Series C Preferred Stock, at a conversion price of $0.2343 per share;

  •
  12,237,762 shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock, or the Series E Preferred Stock, at a conversion price of $2.31 per share; and

  •
  43,630,020 shares of common stock issuance upon conversion of the 5.5% Convertible Senior Notes due March 2023 at a conversion price of $2.29 per share;

  •
  15,503,876 shares of common stock issuable upon conversion of the 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share;

  •
  861,139 shares of common stock in treasury; and

  •
  8,373,467 shares of our common stock reserved for future issuance under our equity incentive plans.

        Except as otherwise indicated, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock from us.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

        The following table presents our summary selected consolidated financial and other data. The summary selected consolidated financial and other data should be read in conjunction with our consolidated financial statements and the related notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2018 and in our subsequent reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, each of which is incorporated by reference herein. The consolidated statements of operations data for the years ended December 2018, 2017 and 2016 and the balance sheet data as of December 31, 2018 and 2017 are derived from the audited consolidated financial statements in our Form 10-K for the year ended December 31, 2018 incorporated by reference herein, and the balance sheet data as of December 31, 2016 is derived from the audited consolidated financial statements in our Form 10-K of the year ended December 31, 2017 not incorporated by reference herein. The unaudited consolidated statement of operations data for the nine months ended September 30, 2019 and 2018 and the unaudited balance sheet data as of September 30, 2019 are derived from the unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 incorporated by reference herein, and the unaudited balance sheet data as of September 30, 2018 are derived from the unaudited consolidated financial statement in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 not incorporated by reference herein. These unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting of only normal and recurring adjustments necessary for a fair presentation of our results of operations, financial position and cash flows for the period presented. Our historical results are not necessarily indicative of the results that may be expected in the future, and our interim period results are not necessarily indicative of results to be expected for a full year or any other interim period.

	Nine Months Ended September 30,		Year ended December 31,
	2019	2018	2018	2017	2016
	(unaudited)	(unaudited)
	(in thousands, except share and per share data)
Statements Of Operations:
Net revenue:(1)
Sales of fuel cell systems and related infrastructure	$78,932	$66,101	$107,292	$62,631	$39,985
Services performed on fuel cell systems and related infrastructure(2)	17,415	16,330	22,002	16,202	17,347
Power Purchase Agreements(3)	16,613	16,365	22,869	12,869	13,687
Fuel delivered to customers	18,942	16,016	22,469	8,167	10,916
Other	135	—	—	284	884

Total net revenue	132,037	114,812	174,632	100,153	82,819

Cost of revenue:
Sales of fuel cell systems and related infrastructure	50,440	52,927	84,439	54,815	29,543
Services performed on fuel cell systems and related infrastructure(2)	18,802	17,139	23,698	19,814	19,071
Provision for loss contracts related to service	—	—	—	—	(1,071)
Power Purchase Agreements(4)	28,064	27,055	36,161	31,292	16,601
Fuel delivered to customers	25,935	19,576	27,712	22,013	13,864
Other	150	—	—	308	865

Total cost of revenue	123,391	116,697	172,010	128,242	78,873

Gross profit (loss)	8,646	(1,885)	2,622	(28,089)	3,946
Operating expenses:
Research and development	24,334	25,477	33,907	28,693	21,177
Selling, general and administrative	33,351	29,202	38,198	45,010	34,288

Total operating expenses	57,685	54,679	72,105	73,703	55,465

Operating loss	(49,039)	(56,564)	(69,483)	(101,792)	(51,519)
Loss before income taxes	$(73,728)	$(68,849)	$(87,332)	$(127,080)	$(57,879)
Income tax benefit	—	7,581	9,217	—	392
Net loss attributable to the Company	$(73,728)	$(61,268)	$(78,115)	$(127,080)	$(57,487)
Preferred stock dividends declared and accretion of discount	(39)	(39)	(52)	(3,098)	(104)

Net loss attributable to common stockholders	$(73,767)	$(61,307)	$(78,167)	$(130,178)	$(57,591)

Loss per share, basic and diluted	$(0.32)	$(0.28)	$(0.36)	$(0.60)	$(0.32)

Weighted average number of common stock outstanding	229,519,323	218,930,891	218,882,337	216,343,985	180,619,860

Balance Sheet Data:
(at end of the period)
Unrestricted cash and cash equivalents	$43,275	$13,825	$38,602	$24,828	$46,014
Total Assets	556,009	319,278	390,326	270,810	240,832
Noncurrent liabilities(5)	417,620	187,069	209,600	80,734	79,637
Stockholders' equity	(14,406)	14,405	2,713	73,646	85,088
Working capital	70,452	6,732	9,245	3,886	44,448

(1)
Revenue amounts reported in prior periods have been reclassified to be presented net of provision for common stock warrants, as referenced in Note 2, "Summary of Significant Accounting Policies" to our consolidated financial statements in our Annual Report for the year ended December 31, 2018.

(2)
Presentation of certain service arrangements and the amortization of the associated finance obligations has been corrected in the 2017 and 2016 selected consolidated financial data. See Note 2, "Summary of Significant Accounting Policies" to our consolidated financial statements in our Annual Report for the year ended December 31, 2018.

(3)
Revenue from Power Purchase Agreements represents payments received from customers for power generated through the provision of equipment and service.

(4)
Cost of revenue from Power Purchase Agreements includes payments made to financial institutions for leased equipment and service used to fulfill the Power Purchase Agreements, and depreciation of leased property.

(5)
Effective January 1, 2018, we early adopted ASC Topic 842, Leases (ASC Topic 842). The most significant impact was the recognition of right of use assets and finance obligations for operating leases on the consolidated balance sheet, as well as recognition of gross profit on sale/leaseback transactions. See Note 2, "Summary of Significant Accounting Policies" to our consolidated financial statements in our Annual Report for the year ended December 31, 2018.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, and accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

We have incurred losses and anticipate continuing to incur losses.

        We have not achieved operating profitability in any quarter since our formation and we will continue to incur net losses until we can produce sufficient revenue to cover our costs. We incurred net losses attributable to common stockholders of $73.8 million for the nine months ended September 30, 2019 and $78.2 million, $130.2 million and $57.6 million for the years ended December 31, 2018, 2017, and 2016, respectively, and had an accumulated deficit of $1.3 billion at September 30, 2019. We anticipate that we will continue to incur losses until we can produce and sell our products on a large-scale and cost-effective basis. We cannot guarantee when we will operate profitably, if ever. In order to achieve profitability, we must successfully execute our planned path to profitability in the early adoption markets on which we are focused. The hydrogen infrastructure that is needed to support our growth readiness and cost efficiency must be available and cost efficient. We must continue to shorten the cycles in our product roadmap with respect to improvement in product reliability and performance that our customers expect. We must execute on successful introduction of our products into the market. We must accurately evaluate our markets for, and react to, competitive threats in both other technologies (such as advanced batteries) and our technology field. Finally, we must continue to lower our products' build costs and lifetime service costs. If we are unable to successfully take these steps, we may never operate profitably, and, even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

        In addition, the primary current value proposition for our customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. The profitability of our products depends largely on material and manufacturing costs and the market price of hydrogen. We cannot guarantee that we will be able to lower these costs to the levels to assure market acceptance in conjunction with other critical customer criteria in performance and reliability.

We may require additional capital funding and such capital may not be available to us.

        On September 30, 2019, we had cash and cash equivalents of $43.3 million, restricted cash of $155.0 million and net working capital of $70.5 million. This compares to $38.6 million, $71.6 million and $9.2 million, respectively, on December 31, 2018. Restricted cash becomes available to us as we perform in accordance with the related leasing agreements.

        Our cash requirements relate primarily to working capital needed to operate and grow our business, including funding operating expenses, growth in inventory to support both shipments of new units and servicing the installed base, growth in equipment leased to customers under long-term arrangements, funding the growth in our GenKey "turn-key" solution, which includes the installation of our customers'

hydrogen infrastructure as well as delivery of the hydrogen fuel, continued expansion of our markets, such as Europe and China, continued development and expansion of our products, such as Pro Gen, payment of lease obligations under sale/leaseback financings, and the repayment or refinancing of our long-term debt. Our ability to achieve profitability and meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and quantity of product orders and shipments; attaining and expanding positive gross margins across all product lines; the timing and amount of our operating expenses; the timing and costs of working capital needs; the timing and costs of building a sales base; the ability of our customers to obtain financing to support commercial transactions; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers, including financing arrangements to repay or refinance our long-term debt, our ability to negotiate any refinancing of our current liabilities with our lenders, and the terms of such agreements that may require us to pledge or restrict substantial amounts of our cash to support these financing arrangements; the timing and costs of developing marketing and distribution channels; the timing and costs of product service requirements; the timing and costs of hiring and training product staff; the extent to which our products gain market acceptance; the timing and costs of product development and introductions; the extent of our ongoing and new research and development programs; and changes in our strategy or our planned activities. If we are unable to fund our operations with positive cash flows and cannot obtain external financing, we may not be able to sustain future operations. As a result, we may be required to delay, reduce and/or cease our operations and/or seek bankruptcy protection.

        We cannot assure you that any necessary additional financing will be available on terms favorable to us, or at all. We believe that it could be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. Additionally, even if we raise sufficient capital through additional equity or debt financings, strategic alternatives or otherwise, there can be no assurance that the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. If we are able to refinance our indebtedness, there can be no assurance that the refinanced terms will be attractive to us. The terms of any debt securities issued, including those that we may be able to refinance, could also impose significant restrictions on our operations. Broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and may adversely impact our ability to raise additional funds. If we raise additional funds through collaborations and/or licensing arrangements, we might be required to relinquish significant rights to our technologies or grant licenses on terms that are not favorable to us.

We may not have the cash necessary to redeem the Series E Preferred Stock.

        We have the obligation to make monthly redemption payments on the Series E Preferred Stock, which mandatory redemption payments may each be made at our option in cash or in shares of our common stock, except that our right to make payment in shares of common stock is dependent upon our satisfying certain equity conditions. Among other things, these equity conditions include our continued listing on the Nasdaq Capital Market or another permitted exchange (as described in more detail below), and our stock maintaining certain minimum average trading volumes during the applicable measurement period. If we cannot satisfy the equity conditions, we will not be able to make our monthly mandatory redemption payments in stock, and we would be forced to make such monthly payments in cash. We may not have sufficient cash resources at the applicable time to make those cash payments, or to make such cash payments in full.

        Any failure to pay any amounts due to the holders of the Series E Preferred Stock, as well as certain other "triggering events," including, without limitation, our failure to timely deliver shares, our suspension of trading, our failure to keep reserved for issuance an adequate number of shares of common stock to cover conversion of the Series E Preferred Stock, and breaches of certain representations, warranties and covenants that are not timely cured, where a cure period is permitted, would permit the holders of our preferred shares to compel our redemption of such Series E Preferred Stock in cash at a price per share equal to the greater of (i) 125% of the stated value of the Series E Preferred Stock being redeemed and accrued dividends and (ii) the market value of the number of shares into which the Series E Preferred Stock, plus accrued dividends, could be converted by the holder at the time a notice of redemption is delivered by the holder, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date we make the redemption payment. If we are delisted from the Nasdaq Capital Market, without obtaining a listing on another national securities exchange, it would constitute a "triggering event" under the certificate of designations. Thus, if we are delisted from the Nasdaq Capital Market, or if for any other reason we are required to repurchase the Series E Preferred Stock in cash prior to maturity, no assurance can be given that we would have the cash or financial resources available to us to make such a payment, and such an acceleration could have a material adverse effect on our business and financial condition and may impair our ability to continue in business as a going concern.

The Series E Preferred Stock and the Series C Preferred Stock are senior obligations of ours and rank senior to our common stock with respect to dividends, distributions and payments upon liquidation.

        The rights of the holders of the Series E Preferred Stock and the Series C Preferred Stock rank senior to the obligations to our common stock holders. Upon our liquidation, the holders of Series E Preferred Stock are entitled to receive an amount per share of Series E Preferred Stock equal to the greater of (A) 125% of the conversion amount thereof on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series E Preferred Stock into Common Stock immediately prior to the date of such payment. Further, the holders of Series E Preferred Stock have the right to participate in any payment of dividends or other distributions made to the holders of common stock to the same extent as if they had converted such shares of Series E Preferred Stock. The existence of senior securities could have an adverse effect on the value of our common stock.

Holders of the Series E Preferred Stock have rights that may restrict our ability to operate our business.

        Under the certificate of designations establishing the terms of the Series E Preferred Stock, we are subject to certain covenants that limit our ability to create new series of preferred stock, other than series junior to the Series E Preferred Stock. Such restrictions may have an adverse effect on our ability to operate our business while the shares of Series E Preferred Stock are outstanding.

Our stockholders will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in this offering and may experience further dilution in the future.

        The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value (deficit) per share of our common stock. Therefore, you will incur immediate and substantial dilution of $            per share of common stock purchased in this offering. See "Dilution" below for a more detailed discussion of the dilution investors in this offering will incur if they purchase shares in this offering. In addition, we have a significant number of outstanding convertible notes, convertible preferred stock, warrants and stock options. As of the date hereof, we have 43,630,020 shares of common stock issuable upon conversion of the 5.5% Convertible Senior Notes due March 2023 at a conversion price of $2.29 per share, 15,503,876 shares of common stock issuable upon conversion of the 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share, 2,782,076 shares of common stock issuable upon conversion of the Series C Preferred Stock at a conversion price of $0.2343 per share, and 3,496,503 shares of common stock issuable upon conversion of the Series E Preferred Stock at a conversion price of $2.31 per share. In addition, as of the date hereof, we have outstanding options exercisable for an aggregate of 23,064,257 shares of common stock at a weighted average exercise price of $2.45 per share and 110,573,392 shares of common stock issuable upon the exercise of warrants. Moreover, subject to market conditions and other factors, we may conduct future offerings of equity or debt securities. The conversion of the notes or preferred stock or the exercise of outstanding options and warrants and future equity issuances will result in dilution to investors. The market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Our stock price and stock trading volume have been and could remain volatile.

        The market price of our common stock has historically experienced and may continue to experience significant volatility. From January 1, 2019 through November 29, 2019, the closing sales prices of our common stock fluctuated from a high of $4.00 per share to a low of $1.26 per share. Our progress in developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities analysts' recommendations or earnings estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders, including one or more of our strategic partners, and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. Such market price volatility could adversely affect our ability to raise additional capital. In addition, we may be subject to securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Future sales of a significant number of shares of our common stock or other dilution of our equity could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Additionally, we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

        The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of these analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

        Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

We have not paid cash dividends to our stockholders and currently have no plans to pay future cash dividends.

        We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to our stockholders. Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities. You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.

Provisions in our charter documents and Delaware law may discourage or delay an acquisition that stockholders may consider favorable, which could decrease the value of our common stock.

        Our certificate of incorporation, our bylaws, and Delaware corporate law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that: authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series without a stockholder vote; limit stockholders' ability to call special meetings; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide for staggered terms for our directors. In addition, in certain circumstances, Delaware law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which could harm our brand and operating results.

        Effective internal controls over financial reporting are necessary for us to provide reliable and accurate financial reports and effectively prevent fraud. We have devoted significant resources and time to comply with the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002. In addition, Section 404 under the Sarbanes-Oxley Act of 2002 requires that we assess the design and operating effectiveness of our controls over financial reporting. We are currently required to have our auditors attest to the effectiveness of our internal control over financial reporting. Our compliance with the annual internal control report requirement will depend on the effectiveness of our financial reporting and data systems and controls. Inferior internal controls increase the possibility of errors and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock and our access to capital.

        In addition, our internal control systems rely on people trained in the execution of the controls. Loss of these people or our inability to replace them with similarly skilled and trained individuals or new processes in a timely manner could adversely impact our internal control mechanisms.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified board members and officers.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results and maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this requirement, significant resources and management oversight may be necessary.

Changes in tax law could adversely affect our business and financial condition.

        The rules dealing with U.S. federal, state, and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and significantly reformed the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for net interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses generated after December 31, 2017 (though any such net operating losses may be carried forward indefinitely), and the modification or repeal of many business deductions and credits. Future changes in tax laws could have a material adverse effect on our business, cash flow, financial condition or results of operations. We urge investors to consult with their legal and tax advisers regarding the implications of the TCJA and other changes in tax laws on an investment in our common stock.

Our ability to use our net operating loss carryforwards and certain tax credit carryforwards may be subject to limitation.

        As of December 31, 2018, we had federal net operating loss ("NOL") carryforwards of $208.8 million, which begins to expire in various amounts and at various dates in 2032 through 2037 (other than federal NOL carryforwards generated after December 31, 2017, which are not subject to expiration). As of December 31, 2018, we also had federal research and development tax credit carryforwards of $1.9 million, which begin to expire in 2033. Under Sections 382 and 383 of the Code, changes in our ownership may limit the amount of our NOL carryforwards and research and development tax credit carryforwards that could be utilized annually to offset our future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of the Company of more than 50 percentage points within a three-year period. Based on studies of the changes in ownership of the Company, it has been determined that a Section 382 ownership change occurred in 2013 that limited the amount of pre-change NOLs that can be used in future years. NOLs incurred after the most recent ownership change are not subject to Section 382 of the Code and are available for use in future years. If we undergo an ownership change in connection with or after this offering, our ability to utilize our NOL carryforwards or research and development tax credit carryforwards could be further limited by Sections 382 and 383 of the Code. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. Any such limitation may significantly reduce our ability to utilize our NOL carryforwards and research and development tax credit carryforwards generated in taxable years ending before January 1, 2019 before they expire. Our NOL carryforwards and research and development tax credit carryforwards may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOL carryforwards or research and development tax credit carryforwards.

USE OF PROCEEDS

        Based on the public offering price of $            per share of common stock, we estimate that the net proceeds to us from the sale of the shares of common stock in this offering will be approximately $             million (or approximately $            if the option to purchase additional shares is exercised in full by the underwriters), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including capital expenditures. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2019:

  •
  on an actual basis; and

  •
  on an as-adjusted basis to give effect to this offering of 40,000,000 shares of common stock at a price of $            per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read this table in conjunction with "Use of Proceeds" as well as our consolidated financial statements and the related notes thereto included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2019
(dollars in thousands, except per share amounts)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$43,275	$

Restricted cash(1)	$155,042	$

Long-term debt:
Generate Lending, LLC(2)	$95,551	$
5.5% Convertible Senior Notes due March 2023	68,708
7.5% Convertible Senior Note due January 2023	39,052
Other long-term debt	490

Total debt	$203,801

Redeemable Preferred Stock: $0.01 par value per share, 5,000,000 shares authorized:
Series C Redeemable Convertible Preferred Stock, $0.01 par value per share; 10,431 shares authorized; 2,620 shares issued and outstanding, actual and as adjusted	709
Series E Convertible Preferred Stock, $0.01 par value per share; 35,000 shares authorized: 28,269 shares issued and outstanding, actual and as adjusted	25,746
Stockholders' equity:
Common Stock, $0.01 par value per share; 750,000,000 shares authorized; 253,121,439 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	2,540		(5)
Additional paid-in capital	1,347,398
Accumulated other comprehensive income	929
Accumulated deficit	(1,334,057)
Less common stock in treasury (861,139 shares)(3)	(31,216)

Total stockholders' equity	(14,406)

Total capitalization(4)	215,850

(1)
Reflects primarily cash required to be maintained in restricted accounts securing the Company's finance obligations.

(2)
On November 27, 2019, we amended the Loan and Security Agreement with Generate Lending, LLC to provide for an incremental term loan in the amount of $20 million. As of December 2, 2019, the amended Loan and Security Agreement provided for a secured term loan facility in the amount of

  $120 million and we had a total outstanding balance under the secured term loan facility of approximately $115,319,000.

(3)
Common stock in treasury excludes 14,397,906 shares associated with the purchase of a common stock forward for $27.5 million. The shares associated with the purchase of a common stock forward are classified as common stock in treasury under U.S. generally accepted accounting principles, and are reported as such in our consolidated financial statements.

(4)
Total capitalization is equal to the sum of total debt, Series C Preferred Stock, Series E Preferred Stock, and total stockholders' equity.

(5)
Assumes no exercise of the underwriters' option to purchase up to an additional 6,000,000 shares of our common stock.

        The foregoing table and discussion are based on 253,121,439 shares of common stock outstanding as of September 30, 2019 and excludes:

  •
  23,597,871 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.44 per share;

  •
  4,333,560 shares of common stock issuable upon the vesting of restricted stock units;

  •
  115,824,142 shares of common stock issuable upon the exercise of warrants;

  •
  2,782,076 shares of common stock issuable upon conversion of the Series C Preferred Stock at a conversion price of $0.2343 per share;

  •
  12,237,762 shares of common stock issuable upon conversion of the Series E Preferred Stock at a conversion price of $2.31 per share; and

  •
  43,630,020 shares of common stock issuance upon conversion of the 5.5% Convertible Senior Notes due March 2023 at a conversion price of $2.29 per share;

  •
  15,503,876 shares of common stock issuable upon conversion of the 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share;

  •
  861,139 shares of common stock in treasury; and

  •
  8,373,467 shares of our common stock reserved for future issuance under our equity incentive plans.

 DILUTION

        If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

        Our net tangible book value (deficit) as of September 30, 2019 was approximately $(1.7) million, or $(0.01) per share of our common stock, based on 253,121,439 shares of our common stock outstanding as of that date. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2019. Dilution in net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value (deficit) per share of our common stock immediately following the completion of this offering.

        After giving effect to the sale of 40,000,000 shares of our common stock in this offering at the price of $            per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2019 would have been approximately $             million, or $            per share. This represents an immediate increase in net tangible book value (deficit) of $            per share to our existing stockholders and an immediate dilution of $            per share of common stock issued to the new investors purchasing securities in this offering.

        The following table illustrates this per share dilution:

Offering price per share		$
Net tangible book value (deficit) per share as of September 30, 2019	$(0.01)
Increase in net tangible book value per share attributable to this offering
Adjusted net tangible book value (deficit) per share as of September 30, 2019 after giving effect to this offering

Dilution in net tangible book value (deficit) per share to new investors

        If the underwriters exercise in full their option to purchase up to additional shares of common stock at the public offering price of $            per share, the as adjusted net tangible book value (deficit) after this offering would be $            per share, representing an increase in net tangible book value of $            per share to existing stockholders and immediate dilution in net tangible book value (deficit) of $            per share to investors purchasing our common stock in this offering.

        The foregoing table and discussion are based on 253,121,439 shares of common stock outstanding as of September 30, 2019 and excludes:

  •
  23,597,871 shares of common stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.44 per share;

  •
  4,333,560 shares of common stock issuable upon the vesting of restricted stock units;

  •
  115,824,142 shares of common stock issuable upon the exercise of warrants;

  •
  2,782,076 shares of common stock issuable upon conversion of the Series C Preferred Stock at a conversion price of $0.2343 per share;

  •
  12,237,762 shares of common stock issuable upon conversion of the Series E Preferred Stock at a conversion price of $2.31 per share; and

  •
  43,630,020 shares of common stock issuance upon conversion of the 5.5% Convertible Senior Notes due March 2023 at a conversion price of $2.29 per share;

  •
  15,503,876 shares of common stock issuable upon conversion of the 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share;

  •
  861,139 shares of common stock in treasury; and

  •
  8,373,467 shares of our common stock reserved for future issuance under our equity incentive plans.

        To the extent that options or warrants outstanding as of September 30, 2019 are exercised, outstanding securities are converted or restricted stock units vest, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend upon capital requirements and limitations imposed by our credit agreements, if any, and such other factors as our board of directors may consider.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
Barclays Capital Inc.

Total	40,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

        Our common stock is listed on the Nasdaq Capital Market under the trading symbol "PLUG".

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Option to Purchase Additional Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 6,000,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Underwriting Discounts and Commissions

        The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 6,000,000 shares of common stock.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            .

Lock-Up Agreements

        We and each of our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Barclays Capital Inc. on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the "restricted period"):

  (1)
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

  (2)
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

  (3)
  file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any such transaction described in (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each of our directors and officers agrees that, without the prior written consent of Morgan Stanley & Co. LLC and Barclays Capital Inc. on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

        Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to:

  •
  the sale of shares to the underwriters;

  •
  the issuance by us of shares of our common stock upon the exercise or vesting or settlement of any option, warrant or restricted stock unit outstanding on the date hereof and described in this prospectus supplement, or upon the conversion of our Series C Preferred Stock, Series E Preferred Stock, 5.5% Convertible Senior Notes due March 2023 or 7.5% Convertible Senior Note due January 2023 outstanding on the date hereof and described in this prospectus supplement;

  •
  the issuance of shares of our common stock, options to acquire shares of our common stock, restricted stock units or other equity awards pursuant to our stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in this prospectus supplement;

  •
  issuances of shares of our common stock as matching contributions under our 401(k) plan;

  •
  the filing of a registration statement on Form S-8 relating to any employee benefit plan or Form S-4 or amendments thereto;

  •
  the issuance of securities as payment in satisfaction of accrued dividends payable upon our Series C Preferred Stock;

  •
  the entry into an agreement providing for the issuance of shares of our common stock or any security convertible into or exercisable for shares of our common stock in connection with our acquisition, or any of our subsidiaries, of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of our common stock that we may sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the completion of the transaction and provided further that each recipient of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock shall enter into a lock-up agreement for the duration of the restricted period;

  •
  the entry into any agreement providing for the issuance of shares of our common stock or any security convertible into or exercisable for shares of our common stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of our common stock that we may sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the completion of the transaction and provided further that each recipient of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock shall enter into a lock-up agreement for the duration of the restricted period;

  •
  the filing of any registration statement pursuant to the Transaction Agreement, dated as of July 20, 2017, by and between the Company and Wal-Mart Stores, Inc.;

  •
  the filing of any registration statement pursuant to the Transaction Agreement, dated as of April 4, 2017, by and between the Company and Amazon.com, Inc.;

  •
  the filing of any registration statement registering the resale of shares of Common Stock issuable upon conversion of the 7.5% Convertible Senior Note due 2023;

  •
  the filing of a prospectus supplement relating to an at-the-market offering program, provided that no shares may be offered or sold pursuant to such at-the-market offering during the restricted period; and

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan"), for the transfer of shares of our common stock, provided that (i) such 10b5-1 Plan does not provide for the transfer of shares of our common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of our common stock may be made under such plan during the restricted period;

        In addition, notwithstanding the foregoing, the underwriters have agreed that the following shall not apply to the lock-up agreements with our directors and officers:

  •
  transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

  •
  transfers of shares of common stock or any security convertible into common stock as a bona fide gift, provided that each donee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

  •
  distributions of shares of common stock or any security convertible into common stock to limited partners of such person, provided that each distributee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

  •
  transfers or other dispositions of shares of common stock or any security convertible into common stock by will, other testamentary document or intestate succession upon death, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided that any filing under Section 16(a) of the Exchange Act required to be made during the restricted period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition; provided further that each distributee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period;

  •
  receipt from the Company of shares of common stock upon the exercise of options, warrants, restricted stock units or other equity awards pursuant to any employee benefit plans or arrangements described in this prospectus supplement, provided that any shares of common stock receive pursuant to this clause shall be subject to the restrictions on transferability contained in the lock-up agreement; provided further that any filing under Section 16(a) of the Exchange Act required to be made during the restricted period in connection with such transaction shall indicate by footnote disclosure or otherwise (i) the nature of the transaction and (ii) that any shares received pursuant to this clause are subject to the restrictions on transferability contained in the lock-up agreement;

  •
  dispositions or transfers of shares of common stock solely (i) in connection with the"net"or"cashless"exercise of options or other rights to acquire shares of common stock granted pursuant to an equity incentive plan, employee compensation plan or other arrangement described in this prospectus supplement, or (ii) in satisfaction of tax withholding obligations in connection with any such exercise or the vesting of restricted stock, provided that any shares received upon any such exercise or vesting shall be subject to the restrictions on transferability contained in the lock-up agreement; provided further that any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise (i) the nature of the transfer or disposition and (ii) that any shares received pursuant to this clause are subject to the restrictions on transferability contained in the lock-up agreement;

  •
  transfers of shares of common stock or any security convertible into common stock by such person to affiliates or to any investment fund or other entity controlled by such person, provided that each transferee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

  •
  transfer of shares of common stock or any security convertible into common stock by such person to any immediate family member of such person or a trust, partnership, limited liability company or other entity for the direct or indirect benefit of such person or the immediate family of such person, provided that each transferee shall sign and deliver a substantially similar lock-up agreement for the duration of the restricted period and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during the restricted period;

  •
  the establishment of a 10b5-1 Plan for the transfer of shares of common stock; provided that (i) such 10b5-1 Plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the such officer or director or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period; or

  •
  sales, transfers or other dispositions of such person's shares of common stock made pursuant to 10b5-1 Plans existing on the date hereof, of which the representatives have received notice, provided that any filing that is made in connection with any such sales during the restricted period shall state that such sales have been executed under an existing 10b5-1 Plan.

        Morgan Stanley & Co. LLC and Barclays Capital Inc., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Stabilization

        In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Prospectus

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

  Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

  Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

          (a)   to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

          (c)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

  Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

  Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

  Notice to Prospective Investors in Australia

        This prospectus supplement:

  •
  does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

        The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

  Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the "CO") or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

          (a)   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

          (b)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

          (c)   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

          (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

          (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

              (i)  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

             (ii)  where no consideration is or will be given for the transfer;

            (iii)  where the transfer is by operation of law;

            (iv)  as specified in Section 276(7) of the SFA; or

             (v)  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

        In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

  Notice to Prospective Investors in Japan

        The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

  •
  a non-resident alien individual;

  •
  a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

  •
  a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

        This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

        This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder's individual circumstances nor does it address any U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

  •
  insurance companies;

  •
  tax-exempt or governmental organizations;

  •
  financial institutions;

  •
  brokers or dealers in securities;

  •
  regulated investment companies;

  •
  pension plans;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  "qualified foreign pension funds," or entities wholly owned by a "qualified foreign pension fund";

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

  •
  certain former residents and former citizens of the United States.

        This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Our Common Stock

        Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder's investment, up to such holder's tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in "Gain on Sale or Other Taxable Disposition of Our Common Stock." Any such distributions will also be subject to the discussions below under the sections titled "Backup Withholding and Information Reporting" and "Withholding and Information Reporting Requirements—FATCA."

        Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

        Subject to the discussions below under "Backup Withholding and Information Reporting" and "Withholding and Information Reporting Requirements—FATCA," a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder's sale or other taxable disposition of shares of our common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in "Distributions on Our Common Stock" also may apply;

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

  •
  we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder's holding period, if shorter) a "U.S. real property holding corporation," unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

        We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in "Distributions on Our Common Stock," generally will be exempt from U.S. backup withholding.

        Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

        Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

        Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a "foreign financial institution," such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a "foreign financial institution," such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under recently proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the 2018 consolidated financial statements refers to a change to the accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through our website, which is located at www.plugpower.com. Information contained on our website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus and you should not consider information on our website to be part of this prospectus supplement, the accompanying prospectus or any free writing prosepctus.

        This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC from the SEC's website at www.sec.gov.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 8, 2019, August 9, 2019 and November 8, 2019, respectively;

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018);

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  our Current Report on Form 8-K filed with the SEC on March 20, 2019, April 3, 2019 (except for information contained therein which is furnished rather than filed), May 15, 2019, June 10, 2019, June 21, 2019, September 9, 2019 and December 2, 2019;

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  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 1, 1999; and

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  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed "furnished" to the SEC pursuant to applicable rules and regulations).

        Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or into such documents). You should direct any requests for documents to:

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700

PROSPECTUS

PLUG POWER INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

        This prospectus describes securities that may be issued and sold from time to time by us or that may be offered and sold from time to time by selling securityholders to be identified in the future. We may offer, in one or more series or classes, separately or together, the following securities: (i) shares of common stock, par value $0.01 per share, (ii) shares of preferred stock, par value $0.01 per share, (iii) warrants to purchase shares of common stock, preferred stock and/or debt securities, (iv) debt securities and (v) units comprised of one or more of the securities described in this prospectus in any combination. We refer to the common stock, preferred stock, warrants, debt securities and units registered hereunder collectively as the "securities" in this prospectus.

        The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement. The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "About this Prospectus" and the "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "PLUG." On November 29, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.90. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 3 and any applicable prospectus supplement as well as those set forth in the documents incorporated by reference into this prospectus or any applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 2, 2019.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them.

        This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See "Plan of Distribution" for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any applicable prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any related free writing prospectus is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Plug Power," "we," "us," "our," or the "Company" refer to Plug Power Inc. and its subsidiaries.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 OUR COMPANY

        We are a leading provider of alternative energy technology focused on the design, development, commercialization and manufacture of hydrogen and fuel cell systems used primarily for the material handling and stationary power markets. As part of the global drive to electrification, we have recently leveraged product proven in the material handling vehicle space to enter new, adjacent, electric vehicle markets, specifically electric delivery vans.

        We are focused on proton exchange membrane, or PEM, fuel cell and fuel processing technologies, fuel cell/battery hybrid technologies, and associated hydrogen storage and dispensing infrastructure from which multiple products are available. A fuel cell is an electrochemical device that combines hydrogen and oxygen to produce electricity and heat without combustion. Hydrogen is derived from hydrocarbon fuels such as liquid petroleum gas, or LPG, natural gas, propane, methanol, ethanol, gasoline or biofuels. We develop complete hydrogen generation, delivery, storage and refueling solutions for customer locations. Currently, we obtain the majority of our hydrogen by purchasing it from fuel suppliers for resale to customers.

        In our core business, we provide and continue to develop commercially-viable hydrogen and fuel cell product solutions to replace lead-acid batteries in electric material handling vehicles and industrial trucks for some of the world's largest distribution and manufacturing businesses. We are focusing our efforts on industrial mobility applications (electric forklifts and electric industrial vehicles) at multi-shift high volume manufacturing and high throughput distribution sites where our products and services provide a unique combination of productivity, flexibility and environmental benefits. Additionally, we manufacture and sell fuel cell products to replace batteries and diesel generators in stationary backup power applications. These products prove valuable with telecommunications, transportation and utility customers as robust, reliable and sustainable power solutions.

        Our current products and services include:

  GenDrive: GenDrive is our hydrogen fueled PEM fuel cell system providing power to material handling electric vehicles, including class 1, 2, 3 and 6 electric forklifts and ground support equipment.

  GenFuel: GenFuel is our hydrogen fueling delivery, generation, storage and dispensing system.

  GenCare: GenCare is our ongoing 'internet of things'-based maintenance and on-site service program for GenDrive fuel cells, GenSure products, GenFuel products and ProGen engines.

  GenSure: GenSure is our stationary fuel cell solution providing scalable, modular PEM fuel cell power to support the backup and grid-support power requirements of the telecommunications, transportation, and utility sectors.

  GenKey: GenKey is our turn-key solution combining either GenDrive or GenSure power with GenFuel fuel and GenCare aftermarket service, offering complete simplicity to customers transitioning to fuel cell power.

  ProGen: ProGen is our fuel cell stack and engine technology currently used globally in mobility and stationary fuel cell systems, and as engines in electric delivery vans.

        We provide our products worldwide through our direct product sales force, and by leveraging relationships with original equipment manufacturers and their dealer networks. We manufacture our commercially-viable products in Latham, NY.

        We were organized in the State of Delaware on June 27, 1997. Our principal executive offices are located at 968 Albany-Shaker Road, Latham, New York, 12110, and our telephone number is (518) 782-7700. Our corporate website address is www.plugpower.com. The information found on, or otherwise accessible through, our website is not deemed to be a part of this prospectus or any applicable prospectus supplement. Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks and uncertainties set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Cautionary Statement Regarding Forward-Looking Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and discussions which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information contained in or incorporated by reference into this prospectus. Some of the risks, uncertainties and other important factors that may affect future results include, among others: the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk of dilution to our stockholders and/or stock price should we need to raise additional capital; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders may not ship, be installed and/or converted to revenue, in whole or in part; the risk that a loss of one or more of our major customers, or if one of our major customers delays payment of or is unable to pay its receivables, a material adverse effect could result on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that our convertible debt securities, if settled in cash, could have a material effect on our financial results; the risk that our convertible note hedges may affect the value of our convertible debt securities and our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; our ability to attract and maintain key personnel; the risks related to the use of flammable fuels in our products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling our products; the risks of delays in or not completing our product development goals; our ability to obtain financing arrangements to support the sale or leasing of our products and services to customers; our ability to achieve the forecasted gross margin on the sale of our products; the cost and availability of fuel and fueling infrastructures for our products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of our products and services, including GenDrive, GenSure and GenKey systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; the risk that possible new tariffs could have a material adverse effect on our business; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully market, distribute and service our products and services internationally; our ability to improve system reliability for our products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the risk of dependency on information technology on our operations and the failure of such technology; the cost of complying with current and future federal, state and international governmental regulations; our subjectivity to legal proceedings and legal compliance; the risks associated with potential future acquisitions; the volatility of our stock price; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

        Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

        The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2018. The risk factors contained in our Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds received by us from our sale of the securities described in this prospectus for our working capital and other general corporate purposes, including capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation (as amended), which we refer to herein as our certificate of incorporation, and our amended and restated bylaws, which we refer to herein as our bylaws, copies of which are filed with the SEC. The terms of these securities may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws. See "Where You Can Find Additional Information."

Authorized Capital

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        As of September 30, 2019, 253,121,439 shares of our common stock were issued and outstanding (excluding 861,139 treasury shares). In addition, as of September 30, 2019, there were: (i) 23,597,871 shares of common stock issuable upon the exercise of stock options at a weighted average exercise price of $2.44 per share; (ii) 4,333,560 shares of common stock issuable upon the vesting of restricted stock units; (iii) 115,824,142 shares of common stock issuable upon exercise of warrants; (iv) 2,782,076 shares of common stock issuable upon conversion of our Series C Redeemable Convertible Preferred Stock at a conversion price of $0.2343 per share; (v) 12,237,762 shares of common stock issuable upon conversion of our Series E Convertible Preferred Stock at a conversion price of $2.31 per share; (vi) 43,630,020 shares of common stock issuable upon conversion of our 5.5% Convertible Senior Notes due March 15, 2023 at a conversion price of $2.29 per share ; (vii) 15,503,876 shares of common stock issuable upon conversion of our 7.5% Convertible Senior Note due January 2023 at a conversion price of $2.58 per share; and (viii) 8,373,467 shares of our common stock reserved for future issuance under our equity incentive plans. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements.

        The holders of common stock possess exclusive voting rights in us, except to the extent of such rights reserved to holders of our Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock and to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

        Subject to the preferences that may be applicable to any then outstanding preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock (including the Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock).

        All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, duly authorized, fully paid and nonassessable. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of the Series C Redeemable Convertible Preferred Stock and Series E Convertible Preferred Stock as well as the rights of any series of our preferred stock that we may designate and issue in the future.

        Our common stock trades on the NASDAQ Capital Market under the symbol "PLUG."

Preferred Stock

        As of September 30, 2019, 2,620 shares of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share ("Series C Preferred Stock"), and 28,269 shares of Series E Convertible Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"), were issued and outstanding. The Company has authorized Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share. As of September 30, 2019, there were no shares of Series A Junior Participating Cumulative Preferred Stock issued and outstanding.

        The Company's certificate of incorporation authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Prior to the issuance of shares of each class or series of preferred stock, the Company's board of directors will set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

        The preferences and other terms of the preferred stock of each class or series will be fixed by the certificate of designation relating to such class or series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. The applicable prospectus supplement will specify the terms of the preferred stock, including, where applicable, the following:

  •
  the title and stated value;

  •
  the number of shares we are offering;

  •
  the liquidation preference per share;

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  the purchase price;

  •
  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

  •
  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company's stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company's stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company's stock expressly designated as ranking senior to the preferred stock.

        The DGCL provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series C Redeemable Convertible Preferred Stock

        In May 2013, 10,431 shares of Series C Preferred Stock were issued at the original issue price of $248.794 per share, of which 2,620 shares remain outstanding as of September 30, 2019. The Company's board of directors approved the certificate of designation, a copy of which has been previously filed with the SEC and which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series C Preferred Stock. The following description of the Series C Preferred Stock is qualified in its entirety by reference to such certificate of designation and the Company's certificate of incorporation. The Series C Preferred Stock is validly issued, fully paid and nonassessable.

        Ranking.    The Series C Preferred Stock ranks, with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding up, senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the Series C Preferred Stock, including the Series E Preferred Stock.

        Dividends.    The Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum, based upon the original issue price, payable in equal quarterly installments, in preference to common stock and other junior securities, in cash or in shares of common stock, at our option. The Series C Preferred Stock is convertible into shares of our common stock, at a conversion price equal to $0.2343 per share (as of September 30, 2019 and subject to future adjustments), at the holder's option. As of September 30, 2019, the outstanding shares of our Series C Preferred Stock were convertible into an aggregate of 2,782,076 shares of our common stock. The Series C Preferred Stock has weighted average anti-dilution protection.

        Conversion Rights.    The holders of Series C Preferred Stock have the right, at their sole option, to convert the Series C Preferred Stock into shares of common stock at a conversion price in effect at the time of conversion; provided that such conversion price shall not be less than $0.1554 per share. The Series C Preferred Stock may also be automatically converted at the then effective conversion rate upon the election by holders of at least 67% of the outstanding shares of Series C Preferred Stock under certain circumstances.

        Redemption Rights.    The Series C Preferred Stock is redeemable by the Company upon the election of either the holders of the Series C Preferred Stock or us. If the redemption is at the election of the holders of the Series C Preferred Stock, the redemption price will be the original issue price plus any accrued and unpaid dividends. If the redemption is at the election of the Company, the redemption price will be a per share price equal to the greater of (i) the original issue price per share plus any accrued and unpaid dividends and (ii) the fair market value of a single share of Series C Preferred Stock.

        Voting Rights.    The shares of Series C Preferred Stock vote together with the common stock on an as-converted basis on all matters, including the election of directors, except as otherwise required by law. Each share of Series C Preferred Stock is entitled to a number of votes equal to the number of whole shares of common stock into which such share of Series C Preferred Stock is convertible.

Series E Convertible Preferred Stock

        In November 2018, 35,000 shares of Series E Preferred Stock were issued at the initial stated value of $1,000 per share, of which 28,269 shares remain outstanding as of September 30, 2019. The Company's board of directors approved the certificate of designation, a copy of which has been previously filed with the SEC and which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series E Preferred Stock. The following description of the Series E Preferred Stock is qualified in its entirety by reference to such certificate of designation and the Company's certificate of incorporation. The Series E Preferred Stock is validly issued, fully paid and nonassessable.

        Maturity Date.    The Series E Preferred Stock will mature on May 2, 2020, unless extended at the option of the holders of the Series E Preferred Stock.

        Ranking.    Except for the Series C Preferred Stock, the Series E Preferred Stock ranks, with respect to dividend rights and rights upon the Company's liquidation, dissolution or winding up, senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the Series E Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series E Preferred Stock will be entitled to receive in cash out of the Company's assets after any amount that is required to be paid to the Series C Preferred Stock and before any amount shall be paid to the holders of any of capital stock ranking junior to the Series E Preferred Stock, but pari passu with any capital stock then outstanding that ranks pari passu with the Series E Preferred Stock, an amount per share equal to the greater of (A) 125% of the conversion amount and (B) the amount per share such holder would receive if such holder converted such shares into common stock immediately prior to the date of such payment.

        Dividends.    The Series E Preferred Stock is not entitled to receive dividends, except in connection with certain purchase rights and other corporate events, as described in the certificate of designation, or in connection with certain distributions of assets, as described in the certificate of designation, or as, when and if declared by the board of directors acting in its sole and absolute discretion.

        Optional Installment Conversion or Redemption by the Company.    On the first trading day of each calendar month commencing on May 1, 2019 and through, and including, April 1, 2020, and on the maturity date (each an "Installment Date"), provided that all conditions set forth in the certificate of designation have been satisfied, the Company will convert an amount equal to $2,693,000 in stated value of the Series E Preferred Stock (as such amount may be reduced by earlier conversion, redemption or otherwise) into shares of common stock at the greater of (x) $0.55 and (y) the lowest of (i) the conversion price then in effect and (ii) 85% of the average volume weighted average price, or VWAP, of the common stock for the three lowest trading days during the seven consecutive trading day period immediately prior to the applicable Installment Date; provided, however, that the Company may instead, at its option, pay such amount by redeeming shares of Series E Preferred Stock for cash at the applicable redemption price. If the equity conditions are not satisfied, then any holder of the Series E Preferred Stock may require the Company to redeem the conversion amount at 125% of such designated portion of the conversion amount.

        Mandatory Conversion by the Company.    The Company has the right, provided that no equity conditions failure exists, to require each holder of Series E Preferred Stock to convert all or any number of shares of Series E Preferred Stock held by such holder at the conversion rate if the closing sale price of our common stock equals at least 175% of the conversion price for twenty consecutive trading days.

        Optional Conversion by the Holders.    The holders of the Series E Preferred Stock are entitled to convert any whole number of shares of Series E Preferred Stock into shares of common stock at the conversion price of $2.31, subject to adjustments.

        Maturity Redemption by the Holders.    At any time from and after the tenth business day prior to the maturity date, any holder may require the Company to redeem all or any number of shares of Series E Preferred Stock held by such holder at a purchase price equal to 105% of the conversion amount.

        Redemption/Conversion Option of the Holders upon a Triggering Event.    After a triggering event (as described in the certificate of designation), each holder will have the right, at such holder's option, to require the Company to redeem and/or convert all or a portion of such holder's Series E Preferred Stock. Any such redemption would be at a price per share equal to the greater of (i) 120% of the conversion amount and (ii) the product of (A) the conversion rate in effect multiplied by (B) 120% of the greatest closing sale price of the common stock on any trading day during the period specified in the certificate of designation. Any such triggering event conversion would be at a conversion rate equal to the quotient of (i) 120% of the conversion amount divided by (ii) the lower of (A) the applicable conversion price in effect on the trading day immediately preceding the notice of conversion and (B) the greater of (1) $0.55 and (2) 75% of the lowest VWAP of the common stock on any trading day during the period specified in the certificate of designation.

        Redemption Right of the Holders Upon a Change of Control.    In the event of a fundamental transaction, as described in the certificate of designation, generally including, among other transactions, any merger with or into another entity in which the Company is not the surviving entity or the Company's stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, or a sale of all or substantially all of the Company's assets, each holder will have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Series E Preferred Stock. Any such change of control redemption would be at a price per share equal to 125% of the greatest of (i) the conversion amount being redeemed, (ii) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period specified in the certificate of designation by (2) the conversion price, and (iii) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to holders of the common stock upon consummation of such change of control by (2) the conversion price.

        Voting Rights.    The shares of Series E Preferred Stock have no voting rights, except on matters required by law or under the certificate of designation to be submitted to a class vote of the holders of the Series E Preferred Stock.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

        Certificate of Incorporation and Bylaws.    Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

  •
  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  divide our board of directors into three classes;

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  generally require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder's notice;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that, except as otherwise required by statute and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called only by the board of directors pursuant to a resolution adopted by a majority of the directors then in office.

        The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least two-thirds of our then outstanding common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The following description, together with the additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any future warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants offered under that prospectus supplement or free writing prospectus may differ from the terms described below. The following description and any description of the warrants in a prospectus supplement or free writing prospectus may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement and warrant certificate, which we will file with the SEC in connection with an issuance of the warrants.

General

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the periods during which, and places at which, the warrants are exercisable;

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  the manner of exercise;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  federal income tax consequences of holding or exercising the warrants;

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  the offering price and aggregate number of warrants offered;

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  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

  •
  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability or the ability of our subsidiary to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiary;

  •
  redeem capital stock;

  •
  place restrictions on our subsidiary's ability to pay dividends, make distributions or transfer assets;

  •
  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

  •
  issue or sell stock of our subsidiary;

  •
  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the applicability of the provisions in the indenture on discharge;

  •
  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

  •
  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Description of Our Debt Securities—Consolidation, Merger or Sale;"

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Our Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the stated maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

        We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The specific terms of any series of units offered will be described in the applicable prospectus supplement or free writing prospectus. The specific terms of any series of units may differ from the general description of terms presented below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units.

General

        Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement;

  •
  the price or prices at which such units will be issued;

  •
  the applicable United States federal income tax considerations relating to the units;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any other terms of the units and of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock," "Description of Warrants" and "Description of Debt Securities" will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

        We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

        We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.

Form, Exchange and Transfer

        We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

        Each unit and all securities comprising the unit will be issued in the same form.

        If we issue any units in registered, non-global form, the following will apply to them.

        The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

  •
  Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

  •
  Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

  •
  If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

        Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

        In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

 SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us common stock, preferred stock, warrants, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, "underwriters" within the meaning of the Securities Act.

        The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

        We, or selling securityholders, may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at: (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than the common stock, which is listed on the Nasdaq Capital Market). If the Company sells any shares of the common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or our operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may occur on the Nasdaq Capital Market or any other market where our securities may be traded, and may be discontinued at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Plug Power Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the 2018 consolidated financial statements refers to a change to the accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, we maintain a website that contains information about us at www.plugpower.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 8, 2019, August 9, 2019 and November 8, 2019, respectively;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2018);

  •
  our Current Report on Form 8-K filed with the SEC on March 20, 2019, April 3, 2019 (except for information contained therein which is furnished rather than filed), May 15, 2019, June 10, 2019, June 21, 2019, September 9, 2019 and December 2, 2019;

  •
  the section entitled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on October 1, 1999; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed "furnished" to the SEC pursuant to applicable rules and regulations).

        We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). You should direct any requests for documents to:

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York, 12110
Attention: General Counsel
Telephone: (518) 782-7700